UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December  6, 2019
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1521 Concord Pike (US 202), Suite 301
Wilmington, DE 19803
(Address of Principal Executive Offices) (Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Verizon Media

On March 22, 2010, the Company and AOL Fulfillment Services, who now does business as Verizon Media (“Verizon Media”), entered into a Fulfillment Services Promotion and Marketing Agreement (“Agreement”). The Agreement related to the development and sale of certain products and services. The Company sold software products to Verizon Media pursuant to the terms of the Agreement under two programs – SUPERAntiSpyware and Computer Check-Up. Verizon Media offered these software products to its end-customers. As previously reported, on May 24, 2019, the Company received a letter from Verizon Media providing notice that it wished to terminate the Agreement and work with the Company to wind-down all remaining subscriptions for both programs. The Company has wound-down all services under the Computer Check-Up program and the SUPERAntiSpyware program. Also as previously reported, in connection with the termination of the Computer Check-Up program, Verizon Media requested that the Company fund rebates to its end-customers who elect to accept a refund offer from Verizon Media. Although the Company, to date, has not agreed with this request, Verizon Media commenced its rebate program.

On November 15, 2019, the Company received a letter from Verizon Media informing the Company that, to date, Verizon Media has issued rebates totaling $2.6 million and requesting reimbursement of this amount from the Company. It is possible that Verizon may request reimbursement of additional amounts in the future related to this rebate program. At this time, the Company has not determined to what extent, if any, the Company will fund any potential reimbursement. If the Company agrees to participate or is otherwise required to participate in funding such reimbursement to Verizon Media, the Company’s results of operations and financial condition may be materially and adversely impacted. The Company has notified the Company’s insurance carrier of the claim, and is reviewing potential insurance coverage for all or a portion of the amount Verizon Media has sought from the Company.

Comcast Cable

The Company is a party to that certain Master Services Agreement Call Handling Services (the “Master Agreement”) dated October 1, 2013 with Comcast Cable Communications Management, LLC (“Comcast”). Under the general terms of the Master Agreement, the Company and Comcast also enter into individual agreements, or statements of work, that provide additional terms applicable to individual client programs. The Company and Comcast entered into Statement of Work #1 dated October 1, 2013 (the “Statement of Work #1”) pursuant to which the Company provided high speed Internet repair ("HSI Repair") and Wireless Gateway technical support ("Wireless Gateway Support") to Comcast end-customers.

On November 21, 2019, the Company received an initial written notice from Comcast notifying of Comcast’s intent to terminate a portion of the support related to a specified business unit of Comcast and the customer support that this business unit provides to its end-customers, effective on March 21, 2020. Since receiving the initial notice, the Company has been in discussions with Comcast to obtain more information about Comcast’s intent and the wind down of the program to better understand the scope of the proposed termination. For the three months ended September 30, 2019, the revenue derived by the Company that was attributable to this program for this Comcast business unit was approximately $4.9 million.

The Master Agreement, including Statement of Work #1, between the Company and Comcast Cable and all other client programs were not terminated by Comcast and remain active at this time. Although the volume of business done with Comcast will be reduced, the Company believes its remaining business with other business units of Comcast is not impacted by this most recent notice from Comcast.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s business and expected future performance as well as assumptions underlying or relating to such statements of expectation, all of which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements regarding the anticipated costs of the rebate program related to the Computer Check-Up program previously provided to Verizon Media, any insurance coverage that may be available to cover these rebate costs, the termination of a certain portion of the business that the Company does with Comcast, and the potential impact on the Company’s results of operations and financial condition of these events. The Company is subject to many risks and uncertainties that may materially affect its business and future performance, which could cause these forward-looking statements to be inaccurate. These risks include, for example, the risk that Verizon Media elects to require the Company to fund entirely any rebates that Verizon Media may offer to its end-customers related to the Company’s software products and the risk that Comcast elects to terminate all or a portion of its remaining business with the Company. The Company and its business are subject to numerous other risks and uncertainties, including those set forth in its Form 10-Q filed with the Securities and Exchange Commission on November 8, 2019, a copy of which is available at www.sec.gov. The forward-looking statements contained in this Current Report on Form 8-K are based on information as of the filing date of this report, and the Company undertakes no obligation to publicly revise or update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPPORT.COM, INC.

Date: December 6, 2019	By:	/s/ Richard Bloom
Richard Bloom
President and Chief Executive Officer

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